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                                  EXHIBIT 16.1

May 10, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated May 10, 2002 of TeleTech Holdings, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc:         Margot O'Dell
            Chief Financial Officer
            TeleTech Holdings, Inc.